Exhibit 10.1

Novo Integrated Sciences Reports Fiscal Full Year 2021 Financial Results

BELLEVUE, Wash., December 14, 2021 - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation, today reported its financial results for the fiscal year ended August 31, 2021.

“This has been a transformative year for Novo. We have invested in several undervalued assets that collectively are core to our differentiated platform solution for healthcare delivery that puts the patient-first. In addition, the Company invested in the necessary human capital required to commercialize our technology offerings, as well as many of our product solutions,” stated Robert Mattacchione, the Company’s CEO and Board Chairman. “We have strategically made investments in Acenzia, PRO-DIP, EK-Tech Solutions, Terragenx, and brick and mortar pharmacy locations, each of which complements our organic operations. This diverse patient offering of products and services will be overlaid on Novo Connect, our sophisticated and secure mobile application, to provide data to patients in real time. We look forward to the official launch of NovoConnect in early 2022 and making further investments in the healthcare space by expanding into new jurisdictions both in North America and overseas.”

Financial Highlights for the Fiscal Year Ended August 31, 2021:

●	As of August 31, 2021, the Company’s cash and cash equivalents were $8.3 million, total assets were $61.9 million, total liabilities were $18.2 million, and stockholders’ equity was $43.9 million.

●	Revenues for the fiscal year ended August 31, 2021 were $9.3 million, representing an increase of $1.4 million, or 17.7%, from $7.9 million for the same period in 2020, principally due to periodic easing of COVID pandemic-related restrictions and approximately $0.4 million of revenue from Acenzia from the date of acquisition (June 24, 2021) through August 31, 2021.

●	Net loss attributed to Novo Integrated Sciences, Inc. for the year ended August 31, 2021 was $4,462,147, representing a decrease of $453,007, or 9.2%, from $4,915,154 for the same period in 2020. The decrease in net loss is principally due to (i) an increase in revenues and gross profit offset by additional operating costs associated with the Acenzia acquisition, (ii) an increase in amortization of intangible assets, (iii) common stock issued for services including successful uplist to the Nasdaq Capital Markets, (iv) salary expense due to hiring of senior level executives, and (v) legal fees related to the Company’s Nasdaq listing and filing of the Company’s registration statement on Form S-3.

Operational Milestones to Date:

●	Signed letter of intent to acquire seven pharmacies in the United States that collectively generated $55 million in annualized sales in 2020.

●	Acquired majority stake in Terragenx and intellectual property for FDA and Health Canada approved water-soluble iodine micro-nutrient in an all-share transaction priced at $3.35 per share.

●	Completed acquisition of Acenzia, a company that provides nutraceutical health solutions through advanced bio-science research and development, proprietary manufacturing, and personalized diagnostics in an all-share transaction at $3.91 per share.

●	Completed the acquisition of PRO-DIP, a company that has developed an innovative, patent-pending oral pouch delivery system technology which allows for broad market applications related to nutritionally focused products and medicinal based formulations in an all-share transaction at $3.98 per share.

●	Announced joint venture with EK-Tech Solutions for enhanced telehealth platform.

Corporate Highlights for the Fiscal Year Ended August 31, 2021:

●	Uplisted to the Nasdaq Capital Market in February 2021.

●	Closed on a registered direct offering of approximately $8 million at $3.35 per share.

●	Appointed Dr. Indrajit (Indra) Sinha, Ph.D. as Chief Scientific Officer.

●	Formed a Medical Advisory Board comprised of Dr. Joseph M. Chalil, Dr. Michael G. Muhonen, and Dr. Zach P. Zachariah to provide important insight and expertise as the Company expands its personalized consumer engagement across all aspects of the patient/practitioner relationship through the integration of medical technology, advanced therapeutics, and rehabilitative sciences.

●	Appointed new President and senior leadership for Novo Healthnet Limited, Novo’s wholly owned subsidiary.

●	Increased size of Board of Directors from 4 to 7 members and appointed Michael Pope, Robert Oliva, and Alex Flesias as independent directors.

●	Formed Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on NHL, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO-President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

As of August 31, 2021 and 2020

	August 31,	August 31,
	2021	2020

ASSETS

Current Assets:
Cash and cash equivalents	$8,293,162	$2,067,718
Accounts receivable, net	1,468,429	1,732,432
Inventory	339,385	-
Other receivables, current portion	814,157	302,664
Prepaid expenses and other current assets	218,376	191,723
Total current assets	11,133,509	4,294,537

Property and equipment, net	6,070,291	353,660
Intangible assets, net	32,436,468	26,623,448
Right-of-use assets, net	2,543,396	2,810,556
Other receivables, net of current portion	692,738	287,775
Acquisition deposits	-	383,700
Goodwill	9,081,879	636,942
TOTAL ASSETS	$61,958,281	$35,390,618

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,449,784	$883,773
Accrued expenses	1,129,309	194,708
Accrued interest (principally to related parties)	366,280	346,264
Government loans and notes payable, current portion	4,485,649	83,292
Due to related parties	478,920	528,213
Finance lease liability, current portion	23,184	-
Operating lease liability, current portion	530,797	563,793
Total current liabilities	8,463,923	2,600,043

Debentures, related parties	982,205	952,058
Notes payable, net of current portion	5,133,604	-
Finance lease liability, net of current portion	16,217	-
Operating lease liability, net of current portion	2,057,805	2,266,887
Deferred tax liability	1,500,372	-
TOTAL LIABILITIES	18,154,126	5,818,988

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Novo Integrated Sciences, Inc.
Convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 0 and 0 shares issued and outstanding at August 31, 2021 and 2020, respectively	-	-
Common stock; $0.001 par value; 499,000,000 shares authorized; 26,610,144 and 23,466,236 shares issued and outstanding at August 31, 2021 and 2020, respectively	26,610	23,466
Additional paid-in capital	54,579,396	44,905,454
Common stock to be issued (3,622,199 shares)	9,236,607	-
Other comprehensive income	991,077	1,199,696
Accumulated deficit	(20,969,274)	(16,507,127)
Total Novo Integrated Sciences, Inc. stockholders’ equity	43,864,416	29,621,489
Noncontrolling interest	(60,261)	(49,859)
Total stockholders’ equity	43,804,155	29,571,630
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,958,281	$35,390,618

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended August 31, 2021 and 2020

	Years Ended
	August 31,	August 31,
	2021	2020

Revenues	$9,305,255	$7,860,567

Cost of revenues	5,482,257	4,802,195

Gross profit	3,822,998	3,058,372

Operating expenses:
Selling expenses	7,525	4,921
General and administrative expenses	8,089,641	7,286,305
Write down of assets	99,351	29,744
Total operating expenses	8,196,517	7,320,970

Loss from operations	(4,373,519)	(4,262,598)

Non operating income (expense)
Interest income	45,687	33,627
Interest expense	(165,003)	(156,662)
Other income (expense)	21,900	(194,055)
Write off of acquisition deposit	-	(344,521)
Total other income (expense)	(97,416)	(661,611)

Loss before income taxes	(4,470,935)	(4,924,209)

Income tax expense	-	-

Net loss	$(4,470,935)	$(4,924,209)

Net loss attributed to noncontrolling interest	(8,788)	(9,055)

Net loss attributed to Novo Integrated Sciences, Inc.	$(4,462,147)	$(4,915,154)

Comprehensive loss:
Net loss	(4,470,935)	(4,924,209)
Foreign currency translation (loss) gain	(208,619)	60,777
Comprehensive loss:	$(4,679,554)	$(4,863,432)

Weighted average common shares outstanding - basic and diluted	24,774,454	23,034,081

Net loss per common share - basic and diluted	$(0.18)	$(0.21)

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended August 31, 2021 and 2020

							Total
			Additional	Common	Other		Novo
	Common Stock		Paid-in	Stock To	Comprehensive	Accumulated	Stockholders’	Noncontrolling	Total
	Shares	Amount	Capital	Be Issued	Income	Deficit	Equity	Interest	Equity

Balance, August 31, 2019	22,369,150	$22,369	$36,014,525	$-	$1,138,919	$(11,591,973)	$25,583,840	$(39,632)	25,544,208

Common stock issued for cash	35,437	35	113,364	-	-	-	113,399	-	113,399
Common stock issued for licensing agreement	800,000	800	5,247,200	-	-	-	5,248,000	-	5,248,000
Common stock issued for software license	96,558	97	386,134	-	-	-	386,231	-	386,231
Common stock issued for conversion of related party debt	15,091	15	226,348	-	-	-	226,363	-	226,363
Common stock issued for services	150,000	150	589,850	-	-	-	590,000	-	590,000
Fair value of modification of stock option terms	-	-	62,822	-	-	-	62,822	-	62,822
Fair value of stock options	-	-	2,265,211	-	-	-	2,265,211	-	2,265,211
Foreign currency translation gain	-	-	-	-	60,777		60,777	(1,172)	59,605
Net loss	-	-	-	-	-	(4,915,154)	(4,915,154)	(9,055)	(4,924,209)

Balance, August 31, 2020	23,466,236	23,466	44,905,454	-	1,199,696	(16,507,127)	29,621,489	(49,859)	29,571,630

Common stock issued for cash, net of offering costs	2,409,955	2,410	7,325,170	-	-	-	7,327,580	-	7,327,580
Common stock for services	295,700	295	874,878	-	-	-	875,173	-	875,173
Common stock issued for acquisition	189,796	190	430,647	-	-	-	430,837	-	430,837
Common stock issued for intellectual property	240,000	240	875,760	-	-	-	876,000	-	876,000
Common stock to be issued for purchase of Acenzia, Inc.	-	-	-	9,236,607	-	-	9,236,607	-	9,236,607
Exercise of stock options	7,500	8	11,992	-	-	-	12,000	-	12,000
Fair value of stock options	-	-	155,496	-	-	-	155,496	-	155,496
Rounding due to stock split	957	1	(1)	-	-	-	-	-	-
Foreign currency translation loss	-	-	-	-	(208,619)	-	(208,619)	(1,614)	(210,233)
Net loss	-	-	-	-	-	(4,462,147)	(4,462,147)	(8,788)	(4,470,935)

Balance, August 31, 2021	26,610,144	$26,610	$54,579,396	$9,236,607	$991,077	$(20,969,274)	$43,864,416	$(60,261)	$43,804,155

NOVO INTEGRATED SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended August 31, 2021 and 2020

	Years Ended
	August 31,	August 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,470,935)	$(4,924,209)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,724,122	1,445,076
Fair value of vested stock options	155,496	2,265,211
Expense associated with modified stock option terms	-	62,822
Common stock issued for services	875,173	590,000
Operating lease expense	642,991	541,530
Gain on forgiveness of debt	(21,900)	-
Write down of assets	99,351	29,744
Loss on settlement of other receivable	-	74,360
Write off of acquisition deposit	-	344,521
Changes in operating assets and liabilities:
Accounts receivable	1,103,800	(229,015)
Inventory	(147,814)	-
Prepaid expenses and other current assets	(43,194)	61,218
Accounts payable	(45,228)	(275,895)
Accrued expenses	(287,034)	(15,591)
Accrued interest	9,015	114,815
Operating lease liability	(618,645)	(526,281)
Net cash used in operating activities	(1,024,802)	(441,694)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(255,949)	(12,110)
Cash paid for acquisition	(10,000)	-
Cash acquired with acquisition	3,738,171	-
Amounts loaned for other receivables	(473,100)	-
Payment for acquisition deposit	-	(636,985)
Return of acquisition deposit	-	636,985
Collection of other receivable	-	669,240
Net cash provided by investing activities	2,999,122	657,130

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments to related parties	(246,327)	(198,778)
Repayments of debenture, related party	-	(267,696)
Repayments of notes payable	(2,767,519)	-
Repayments of finance leases	(8,872)	-
Proceeds from government loans and note payable	-	81,388
Proceeds from the sale of common stock, net of offering costs	7,327,580	113,399
Proceeds from exercise of stock options	12,000	-
Net cash provided by (used in) financing activities	4,316,862	(271,687)

Effect of exchange rate changes on cash and cash equivalents	(65,738)	40,303

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,225,444	(15,948)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	2,067,718	2,083,666

CASH AND CASH EQUIVALENTS, END OF YEAR	$8,293,162	$2,067,718

CASH PAID FOR:
Interest	$144,987	$95,219
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for intangible assets	$876,000	$5,634,231
Common stock issued for debt	$-	$226,363
Common stock issued for acquisition	$430,837	$-